At RFMD®

Doug DeLieto

VP, Investor Relations

336-678-7968

FOR IMMEDIATE RELEASE

January 8, 2009

RF Micro Devices® Updates Investors at

11th Annual Needham Growth Stock Conference

RFMD Reports $40 Million In Free Cash Flow In December 2008 Quarter And Currently Expects March 2009 Quarter To Be Free Cash Flow Positive

GREENSBORO, N.C., January 8, 2009 -- RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance semiconductor components, today provided updated financial information, including forecasts for generation of free cash flow (net cash provided by operating activities less capital expenditures for purchases of property and equipment) for its December 2008 and March 2009 quarters, as well as for its 2010 fiscal year, beginning March 29, 2009.  The Company made the comments during a webcast investor presentation today at the 11th Annual Needham Growth Stock Conference in New York.

During the conference, Bob Bruggeworth, president and CEO of RFMD, said “RFMD today is flexible and agile, as evidenced by our ability to quickly decrease capital expenditures, rationalize our supply chain and reduce expenses to match our current demand environment.”  RFMD’s capital expenditures were approximately $5 million in the December 2008 quarter, and the Company expects capital expenditures to be approximately $20 million in calendar 2009.  By comparison, RFMD’s capital expenditures had been $113 million through the 12 months ended September 2008.

Also during the conference, Dean Priddy, CFO and vice president of administration of RFMD, said RFMD generated approximately $40 million in free cash flow in the December 2008 quarter.  Additionally, RFMD reduced net debt by approximately $50 million during the December 2008 quarter, primarily through the generation of cash and open-market repurchases of convertible notes.  RFMD currently expects to be free cash flow positive in its March 2009 quarter, and the Company continues to anticipate free cash flow will improve in fiscal 2010 to approximately $80 million - $120 million.

RFMD will provide more detailed information about its December 2008 quarterly financial results in its quarterly earnings press release and its corresponding quarterly earnings conference call, which are currently scheduled for January 27, 2009 at 4:00 pm EST and 5:00 pm EST, respectively.

An archived audio webcast of the presentation is available via the RFMD® Investor Relations web page at the following URL: www.rfmd.com (under “Investors”).

About RFMD: RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance semiconductor components.  RFMD’s products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets.  RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world’s leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD’s web site at www.rfmd.com .

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices’ business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the impact of global macroeconomic and credit conditions on our business, the rate of growth and development of wireless markets, risks associated with our planned exit from our wireless systems business, including cellular transceivers and GPS solutions, the risk that restructuring charges may be greater than originally anticipated and that the cost savings and other benefits from the restructuring may not be achieved, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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